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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported September 28, 1999)
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                        U.S. Digital Communications, Inc.
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               (Exact Name of Registrant as Specified in Charter)



Nevada                              0-21225                  52-2124492
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(State or Other                     Commission File          (IRS Employer
Jurisdiction                        Number)                  Identification No.)
Incorporation


2 Wisconsin Circle, Chevy Chase, Maryland                         20815
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(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code (301) 961-1540
                                                   --------------

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 5   OTHER EVENTS

         The Registrant, on Tuesday, September 28, 1999, issued a press release. The full text of which is printed below.

Press Release Copy


WASHINGTON, September 28 -- Robert J. Wussler, Chairman of the Board of U.S. Digital Communications, Inc. (OTC BB: USDI) announced today that USDI and Telcam, Telecommunications Company of the Americas, Inc., have substantially completed due diligence to mutual satisfaction and are continuing to work towards the completion of their proposed merger on substantially the terms previously announced. Consummation of the merger has been delayed from the parties' September, 1999 target and such delay jeopardizes USDI's ability to fund its ongoing operating expenses and the costs of consummating the transaction. Both parties are exploring ways to meet USDI's cash requirements.

As previously reported, under the Memorandum of Understanding, Telcam assumed certain funding obligations with respect to the operations of USDI, pursuant to which USDI obtained loans from Telcam. The delays from the contemplated merger schedule have required that Telcam provide a greater level of operating funds to USDI than was originally expected. Telcam has not met USDI's increased funding requirements. Telcam has informed USDI that it intends to meet its obligations and is seeking the additional funding required to do so. There can be no assurance that Telcam will be successful in this effort.

The delay in completing the transaction has been due in part to changes in senior personnel at Telcam. Robert Lee has left his position as Chief Executive Officer and is no longer associated with Telcam. He has been replaced as CEO by Greg Hahn of Houston, Texas. In addition, Preston Riner has left Telcam and is not expected to play any role in USDI following the merger. Mike Massingill, a shareholder and Chairman of the Board of Directors of Telcam, has assumed a leading role in the strategic direction of Telcam and is expected to play a similar role after the planned merger. These personnel changes have not altered either Telcam's or USDI's intentions relative to the merger.

The companies are now working towards a closing of the merger in November, 1999. In addition to the requirement that USDI's liquidity needs be met, consummation of the merger remains subject to a number of conditions, including drafting of definitive documents, negotiation of reductions in US Digital's obligations to creditors, and approval by the shareholders of each company. In the event that Telcam is unable to promptly provide adequate funding to underwrite USDI's expenses, the ability of USDI to operate at any meaningful level would be immediately and adversely affected. In light of the foregoing, there can be no assurance that the merger will be consummated.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        U.S. DIGITAL COMMUNICATIONS, INC.
                                                  (Registrant)



Date: September 28, 1999                By: /s/ Robert J. Wussler
                                            ----------------------------
                                            Name:  Robert J. Wussler
                                            Title: Chairman


















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